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PRIVILEGED AND CONFIDENTIAL

                                                          Robert D. Novo
                                                          Vice President
                                                          Human Resources

                                                          GenTek Inc.
                                                          90 East Halsey Road
                                                          Parsippany, NJ  07054
                                                          Tel 973 515 2455
                                                          Fax 973 515 3229

Date

Dear:

         This Letter Agreement ("Letter Agreement") sets forth our understanding regarding the attached Term Sheet, which contains the terms of a potential transaction bonus to be paid to you in the event a Change in Control (as defined in such Term sheet) (the "Term Sheet"). This Letter Agreement confirms the following understandings regarding your entitlement to the transaction bonus described in the Term Sheet. You will receive a detailed agreement incorporating the provisions of your Term Sheet later next week.

         1. You agree that, except as required by law, you will not disclose to any person other than your spouse (or your legal or financial advisor) the terms set forth in the Term Sheet, any transaction bonus payable pursuant to the terms described in the Term Sheet or the existence of the Term Sheet.

         2. You acknowledge that you are bound by the non-disclosure provisions set forth in the GenTek Inc. Retention Plan Participation Agreement (the "Retention Plan Agreement").

         3. You agree and acknowledge that "Confidential Information" as defined in the Retention Plan Agreement includes, among other things, any information relating to the acquisition or disposition or potential acquisition or disposition of the Company, any of its subsidiaries, or any of their respective assets or business segments (including, but not limited to, the contemplation or evaluation of a transaction or series of transactions, or of a potential transaction or series of transactions), the planning or negotiating of a transaction or series of transactions or potential transaction or series of transactions, or any financial or strategic information relating to a transaction or series of transactions or potential transaction or series of transactions, and any other information related to any of the foregoing.

         4. You agree and acknowledge that the direct and indirect disclosure of any Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business or to employee morale.







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         5. You agree and acknowledge that the Confidential Information constitutes a trade secret of the Company.

         6. You agree and acknowledge that your engagement in any of the activities prohibited by this Letter Agreement may constitute improper misappropriation and/or use of such information and trade secrets.

         7. You and the Company agree that during your employment with the Company and at all times after your employment terminates, whether such termination was for any reason whatsoever or for no reason by you or the Company, you will not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, publish, make available or utilize any of the Confidential Information unless and until such Confidential Information shall become general public knowledge through no fault or action of your own.

         8. You acknowledge that you have reviewed the GenTek Insider Trading Policy, understand the terms set forth in such policy and agree to abide by its terms.

         If you agree with the foregoing, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the parties in accordance with its terms.

                                       Very truly yours,

                                       GenTek, Inc.


                                       By:
                                           ---------------------------------
                                             Robert D. Novo
                                             Vice President - Human Resources

The foregoing Letter Agreement is hereby confirmed and accepted



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                           TERM SHEET FOR ____________

The Company proposes to enter into an agreement with ___________ (the "Executive") regarding certain terms of the Executive's employment (the "Agreement"). The Company's offer set forth in this term sheet remains open until August 20, 2004. If a written agreement has not been executed by August 20, 2004, the terms set forth in this term sheet are automatically withdrawn and expire at the close of business on such date. The Agreement with GenTek, Inc. (the "Company") will include the following material terms:

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Term of Agreement                  The Agreement shall expire on February 28, 2005.

Continued Employment               Any payment payable under the Agreement is dependent
                                   on the Executive's continued employment with the Company
                                   through February 28, 2005.

Position and Duties                Executive will continue his or her employment with the
                                   Company in the position of ____________________, with
                                   duties as assigned by the Company.

Transaction Bonus                  o If the consummation of an acquisition of
                                   substantially all of the assets, business and/or stock
                                   of the Company (a "Company Sale") occurs on or prior to
                                   February 28, 2005 and the Executive is actively
                                   employed by the Company at the time of the consummation
                                   of the Company Sale, upon the consummation of the
                                   Company Sale the Executive shall be entitled to the
                                   following: (i) immediate vesting of his or her option
                                   to purchase _____ shares of common stock of the Company
                                   ("Option"); (ii) immediate vesting of $______
                                   "Performance Cash Award"; and (iii) immediate vesting
                                   and lapse of any restrictions on his or her ______
                                   shares of restricted stock of the Company (together
                                   with the Option, "Additional Awards"); and (iv)
                                   immediate vesting of the _______ "emergence shares" of
                                   common stock of the Company ("Emergence Shares"); and
                                   (v) an award of stock in the Company (or any successor
                                   or parent entity, as applicable) in an amount
                                   calculated as set forth below and based on the
                                   following criteria:

                                        o an initial award of ____shares of stock if the
                                        consummation of the Company Sale occurs; plus

                                        o an additional award of ____ shares of stock if
                                        the stockholders of the Company receive at least
                                        $60 per share as consideration in the Company
                                        Sale; plus

                                        o an additional award of ___ shares of stock for
                                        each dollar of consideration between $61 and $70,
                                        up to a maximum of _____ shares, if the
                                        stockholders of the Company receive between $61
                                        and $70 per share as consideration in the Company
                                        Sale.

Non-Compete/Non-Solicitation       o The Executive agrees, so long as the Executive
                                   remains employed with the Company and during the 12
                                   (twelve)-month period following the later of (i) the
                                   expiration of the term of the Agreement or (ii) or the
                                   date of termination of such employment (the "Noncompete
                                   Period"),
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                                   that he or she will not, directly or indirectly, engage
                                   in, have any equity interest in, or manage or operate
                                   any person, firm, corporation, partnership or business
                                   (whether as director, officer, employee, agent,
                                   representative, partner, security holder, consultant or
                                   otherwise) that engages in any business which competes
                                   with the business of the Company or any entity owned by
                                   it anywhere in the world; provided, however, that the
                                   Executive shall be permitted to acquire a passive stock
                                   or equity interest in such a business provided the stock
                                   is publicly traded and the stock or other equity so acquired is not more than five percent (5%) of the outstanding
                                   interests in such business.

                                   o During the Noncompete Period, the Executive will not,
                                   and will not permit any of the Executive's affiliates
                                   to, directly or indirectly, recruit or otherwise
                                   solicit or induce any employee, customer, subscriber or
                                   supplier (or any employee, customer, subscriber or
                                   supplier of the Company at any time during the 12
                                   (twelve) months prior to the date of termination of
                                   employment) of the Company to terminate its employment
                                   or arrangement with the Company, otherwise change its
                                   relationship with the Company in a manner that is
                                   adverse to the Company's interests, or establish any
                                   relationship with the Executive or any of the
                                   Executive's affiliates for any business purpose
                                   competitive with the business of the Company.

                                   o This provision shall survive the expiration of the
                                   Agreement.

Non-Disclosure of Proprietary      The Executive agrees to maintain in confidence any
Information                        confidential or proprietary information or trade
                                   secrets relating to the Company. Upon termination of
                                   employment, the Executive agrees to return all
                                   documents that came into the Executive's possession by
                                   reason of his or her employment with the Company. This
                                   provision shall survive the expiration of the
                                   Agreement.

Inventions                         The Executive agrees that all discoveries, inventions,
                                   improvements and innovations related to the Company's
                                   business discovered, invented or originated by the
                                   Executive during his or her employment or within a
                                   12-month period after his or her termination date is
                                   the exclusive property of the Company. This provision
                                   shall survive the expiration of the Agreement.

Non-Disparagement                  The Executive agrees not to make any statements
                                   (whether written or oral) regarding the Company, its
                                   employees, officers, directors, majority stockholders,
                                   business, business practices, products or services that
                                   could reasonably be deemed disparaging or damaging to
                                   the Company, its employees, officers, directors,
                                   majority stockholders, business, business practices,
                                   products or services, as applicable. This provision
                                   shall survive the expiration of the Agreement.

Release of Claims                  Any payments payable upon any termination of employment
                                   as described above will be contingent on and subject to
                                   the Executive's execution of a general release, in a
                                   form to be provided by the Company.

Governing Law and Venue            The terms, conditions and interpretations of the
                                   Agreement shall be
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                                   governed by the laws of the State of Delaware;
                                   provided, however, that any claims or disputes
                                   regarding the Agreement shall be brought in the
                                   jurisdiction of the courts of New York, New York.
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